Exhibit 99.1

Spectrum Brands Names David Lumley CEO as Kent Hussey Retires

Atlanta – Spectrum Brands (NYSE: SPB) (the “Company”) announced today that after leading the Company’s successful operational and financial restructuring initiatives to return the Company to profitability Kent Hussey is retiring as Chief Executive Officer. Mr. Hussey will continue to serve as Chairman of the Board through the close of the Company’s transaction with Russell Hobbs, Inc. when a successor will be named. As previously disclosed on February 9, 2010, the Company announced a proposed merger to bring the Russell Hobbs’ network of well-known small household appliance brands into Spectrum’s operating structure to form a new $3 billion consumer products company. This transaction is expected to close this summer.

David Lumley, who most recently has been serving as president, Global Batteries & Personal Care and Home & Garden and co-chief operating officer, has been named CEO, effective immediately. The Board also amended the Company’s bylaws to expand the Board of Directors to 8 members and named Mr. Lumley to fill the newly created vacancy. Since joining the Company in 2006, Mr. Lumley has been an instrumental part of the remarkable turnaround of the Company’s business units. Over the past several years, Mr. Lumley has significantly improved the efficiency of the Company’s operations and driven down its costs while increasing the market share in some of the Company’s key product categories. He assumes his new role as the Company prepares to add the Russell Hobbs’ family of consumer brands to its portfolio. His vast experience will prove invaluable as the Company moves forward under his direction.

Retiring after a distinguished 41-year career, Mr. Hussey has been with Spectrum Brands for nearly 14 years and was named CEO in May 2007. During his tenure, Mr. Hussey significantly improved the Company’s cost structure as well as its operational effectiveness and efficiency by reorganizing the business units into the structure utilized today, which is comprised of three autonomous operating segments: (1) Global Batteries & Personal Care; (2) Global Pet Supplies; and (3) Home & Garden. Each of these businesses delivered positive and increased year-over-year adjusted EBITDA during the most recent fiscal year and are poised to deliver another year of improved profitability for fiscal 2010. Also, during 2009, Mr. Hussey successfully led the Company through a financial restructuring of the Company’s balance sheet that eliminated approximately $840 million in subordinated debt and helped improve the Company’s financial position for the future.

“While it is difficult to leave such a tremendous company with a team of incredibly dedicated, hard-working and creative people, I am pleased with all that we have accomplished,” said Mr. Hussey. “I’m confident that I’m leaving the Company in good hands and at the right time as the Company is moving into its next phase. Dave, who has extensive experience, is well positioned to lead the teams as the Company expands into a $3 billion global consumer products company.”

While maintaining managerial responsibility for the Global Batteries & Personal Care and Home & Garden business segments, Mr. Lumley will assume the role of CEO immediately. Going forward the Executive Committee of the Company will be comprised of Dave Lumley, CEO; Tony Genito, CFO; John Heil, President of Global Pet Supplies; and John Wilson, Senior Vice President, Secretary and General Counsel. As part of this announcement, Spectrum Brands will transition its corporate headquarters from Atlanta, GA back to Madison, WI. Additionally, Mr. Hussey has signed a 3-year consulting agreement to assist with the ongoing transition and implementation of the merger with Russell Hobbs.

About Spectrum Brands, Inc.

Spectrum Brands is a global consumer products company and a leading supplier of batteries, shaving and grooming products, personal care products, specialty pet supplies, lawn & garden and home pest control products, personal insect repellents and portable lighting. Helping to meet the needs of consumers worldwide, included in its portfolio of widely trusted brands are Rayovac®, Remington®, Varta®, Tetra®, Marineland®, Nature’s Miracle®, Dingo®, 8-in-1®, Spectracide®, Cutter®, Repel®, and HotShot®. Spectrum Brands' products are sold by the world's top 25 retailers and are available in more than one million stores in more than 120 countries around the world. Headquartered in Atlanta, Georgia, Spectrum Brands generates annual revenue from continuing operations in excess of $2 billion.

Certain matters discussed in this news release, with the exception of historical matters, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) Spectrum Brands’ ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) Spectrum Brands’ ability to identify, develop and retain key employees, (3) risks that changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products Spectrum Brands offers, (5) unfavorable developments in the global credit markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where Spectrum Brands does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) Spectrum Brands’ ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, and (10) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in Spectrum Brands’ securities filings, including the most recently filed Annual Report on Form 10-K or Quarterly Reports on Form 10-Q. Spectrum Brands also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.

In addition, the following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements:

•	the failure of Spectrum Brands stockholders to approve this transaction;

•	the risk that the businesses will not be integrated successfully;

•	the risk that synergies will not be realized;

•	the risk that required consents will not be obtained;

•	the risk that the combined company following this transaction will not realize on its financing strategy;

•	litigation in respect of either company or this transaction; and

•	disruption from this transaction making it more difficult to maintain certain strategic relationships.

The Company also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Additional factors that may affect future results and conditions are described in Spectrum Brands’ filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s web site at www.sec.gov or at Spectrum Brands’ website at www.spectrumbrands.com.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This communication is being made in respect of a proposed business combination involving Spectrum Brands and Russell Hobbs. In connection with the proposed transaction, Spectrum Brands Holdings, Inc. (“SB Holdings”) has filed with the SEC a Registration Statement on Form S-4 that includes the preliminary proxy statement of Spectrum Brands and that will also constitute a prospectus of SB Holdings. The information in the preliminary joint proxy statement/prospectus is not complete and may be changed. SB Holdings may not sell the common stock referenced in the joint proxy statement/prospectus until the Registration Statement on Form S-4 filed with the SEC is effective. The preliminary joint proxy statement/prospectus and this press release are not offers to sell SB Holdings securities and are not soliciting an offer to buy SB Holdings securities in any state where the offer and sale is not permitted.

The definitive joint proxy statement/prospectus will be mailed to stockholders of Spectrum Brands. INVESTORS AND SECURITY HOLDERS OF SPECTRUM BRANDS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and joint proxy statement/prospectus (when available) and other documents filed with the SEC by Spectrum Brands through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and definitive joint proxy statement/prospectus (when available) and other documents filed with the SEC can also be obtained on Spectrum Brands’ website at www.spectrumbrands.com.

PROXY SOLICITATION

Spectrum Brands, Russell Hobbs and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Spectrum Brands and Russell Hobbs stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Spectrum Brands and Russell Hobbs stockholders in connection with the proposed acquisition is set forth in the preliminary joint proxy statement/prospectus when it is filed with the SEC. You can find information about Spectrum Brands’ executive officers and directors in its annual report on Form 10-K filed with the SEC on December 29, 2009. You can obtain free copies of these documents from Spectrum Brands in the manner set forth above.

Spectrum Brands Investor Relations:

Carey Phelps

DVP Investor Relations, Spectrum Brands

770-829-6208

Media Contact:

MS&L for Spectrum Brands

Frank Ranew

404-870-6832